Exhibit 99

[NFG logo omitted] National Fuel Gas Company	Financial News
6363 Main Street/Williamsville, NY 14221
James C. Welch Investor Relations 716-857-6987
Ronald J. Tanski Treasurer 716-857-6981
RELEASE DATE: Immediate January 20, 2009

NATIONAL FUEL ANNOUNCES SIGNIFICANT FIRST QUARTER CHARGE
RELATED TO DECLINE IN COMMODITY PRICES
Company to Issue First Quarter Earnings Report on February 5, 2009

Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced that the decline in market prices for crude oil and natural gas at December 31, 2008 will require Seneca Resources Corporation (“Seneca”), the Company’s wholly owned exploration and production subsidiary, to record a non-cash charge to write down the book value of its oil and natural gas producing properties. This decline in commodity prices will also significantly impact earnings for fiscal 2009.

Like many independent exploration and production companies, Seneca uses the full cost method of accounting for determining the book value of its oil and natural gas properties. This method requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on current market prices (the “ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling, a non-cash charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling.

At December 31, 2008, spot market prices for crude oil and natural gas used to calculate the ceiling declined significantly to $41.00/Bbl (Cushing, Oklahoma) and $5.71/MMBtu (Henry Hub), respectively. Utilizing that pricing, the book value of Seneca’s reserves will exceed the ceiling, and Seneca will be required to record an after-tax impairment charge, which is expected to be in the range of $100 million to $120 million or approximately $1.25 to $1.50 per diluted share.

Since December 31, 2008, spot market prices for crude oil and natural gas have declined further. If spot market prices at March 31, 2009, the end of the Company’s second fiscal quarter, are lower than prices at December 31, 2008, absent the impact of any reserve additions on the ceiling test calculation, Seneca would be required to record an additional non-cash charge. Depending on the magnitude of the decrease in prices, that charge could be significant.

The decline in commodity prices will also impact National Fuel’s expected earnings for fiscal 2009. The Company is in the process of revising its fiscal 2009 earnings guidance to include the expected effect of the impairment charge discussed above and to reflect a change in pricing assumptions for natural gas and crude oil. The revised fiscal 2009 earnings guidance will be included in its first quarter earnings report.

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As previously announced, the Company will discuss its first quarter earnings release in a financial analyst conference call on Friday, February 6, 2009, at 11 a.m. (Eastern Time). There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s Web site at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-866-783-2146, and using the passcode “16850387.” For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. (Eastern Time) at the same Web site link and by phone at (toll free) 1-888-286-8010 using passcode “64283323.” Both the webcast and telephonic replay will be available until the close of business on Friday, February 13, 2009.

Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact: Media Contact:	James C. Welch Julie Coppola Cox	(716) 857-6987 (716) 857-7079

Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: financial and economic conditions, including the availability of credit, and their effect on the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments; occurrences affecting the Company’s ability to obtain financing under credit lines or other credit facilities or through the issuance of commercial paper, other short-term notes or debt or equity securities, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from terrorist activities, acts of war, major accidents, fires hurricanes, other severe weather, pest infestation or other natural disasters; changes in actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; changes in demographic patterns and weather conditions; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company’s natural gas and oil reserves; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and natural gas reserve estimates; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including shortages, delays or unavailability of equipment and services required in drilling operations; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; changes in laws and regulations to which the Company is subject, including tax, environmental, safety and employment laws and regulations; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), affiliate relationships, industry structure,

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franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; changes in the market price of timber and the impact such changes might have on the types and quantity of timber harvested by the Company; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

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